SCHEDULE 14C INFORMATION
Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

Check the appropriate box:

☐	Preliminary Information Statement	☐	Confidential, For Use of the Commission only
(as permitted by Rule 14c-5(d)(2))
☒	Definitive Information Statement

MINGHUA GROUP INTERNATIONAL HOLDINGS LIMITED
(Name of Registrant as Specified in Its Charter)

Payment of Filing Fee (Check the appropriate box):

☒	No Fee Required
☐	Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials:
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)	Amount previously paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing party:

(4)	Date filed:

MINGHUA GROUP INTERNATIONAL HOLDINGS LIMITED
8/F East Area, Century Golden Resources Business Center
69 Banjing Road, Haidian District
Beijing, People’s Republic of China 100089

INFORMATION STATEMENT
(Pursuant to Regulation 14C of the Securities Exchange Act of 1934 as amended)

WE ARE NOT ASKING YOU FOR A PROXY AND
YOU ARE REQUESTED NOT TO SEND US A PROXY

This Information Statement is furnished by the Board of Directors (the “Board of Directors”) of Minghua Group International Holdings Limited, a New York corporation (the “Company”), to the holders of record (the “Shareholders”) at the close of business on the record date, June 29, 2007 (the “Record Date”), of the Company’s outstanding common stock, $.01 par value per share (the “Common Stock”), pursuant to Rule 14c-2 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). This Information Statement relates to a written consent without a meeting, dated August 8, 2007 (the “Written Consent”) of the Shareholders of the Company owning at least a majority of the outstanding shares of Common Stock as of the Record Date (the “Majority Shareholders”). Except as otherwise indicated by the context, references in this Information Statement to “Company,” “we,” “us,” or “our” are references to Minghua Group International Holdings Limited.

The Written Consent authorized an amendment to our Certificate of Incorporation (the “Certificate of Amendment”) to (i) change our name to “China Longyi Group International Holdings Limited” and (ii) effect and implement a 1-for-20 reverse split of the outstanding shares of our Common Stock (the “Reverse Split”).

A copy of the Certificate of Amendment is attached to this Information Statement as Appendix A. The Certificate of Amendment will become effective when it is filed with the New York Secretary of State. We anticipate that such filing will occur twenty (20) days after this Information Statement is first mailed to the Shareholders.

The Written Consent constitutes the consent of a majority of the total number of shares of outstanding Common Stock and is sufficient under Section 803 of the New York Business Corporation Law and the Company’s Bylaws to approve the Certificate of Amendment. Accordingly, the Certificate of Amendment is not presently being submitted to the Company’s other Shareholders for a vote. The action by Written Consent will become effective when the Company files the Certificate of Amendment with the New York Secretary of State (the “Effective Date”).

PLEASE NOTE THAT THIS IS NOT A NOTICE OF A MEETING OF SHAREHOLDERS AND NO SHAREHOLDERS’ MEETING WILL BE HELD TO CONSIDER THE MATTERS DESCRIBED HEREIN. THIS INFORMATION STATEMENT IS BEING FURNISHED TO YOU SOLELY FOR THE PURPOSE OF INFORMING SHAREHOLDERS OF THE MATTERS DESCRIBED HEREIN PURSUANT TO SECTION 14(C) OF THE EXCHANGE ACT AND THE REGULATIONS PROMULGATED THEREUNDER, INCLUDING REGULATION 14C.

By Order of the Board of Directors,

/s/ Jie Chen
Jie Chen
Chief Executive Officer

GENERAL INFORMATION

This Information Statement is being first mailed on or about September 14, 2007 to the Shareholders of the Company by the Board of Directors to provide material information regarding corporate actions that have been approved by the Written Consent of the Majority Shareholders.

Only one Information Statement is being delivered to two or more security holders who share an address unless we have received contrary instruction from one or more of the security holders. We will promptly deliver upon written or oral request a separate copy of the Information Statement to a security holder at a shared address to which a single copy of the document was delivered. If you would like to request additional copies of the Information Statement, or if in the future you would like to receive multiple copies of information or proxy statements, or annual reports, or, if you are currently receiving multiple copies of these documents and would, in the future, like to receive only a single copy, please so instruct us by writing to the corporate secretary at the Company’s executive offices at the address specified above.

PLEASE NOTE THAT THIS IS NOT A REQUEST FOR YOUR VOTE OR A PROXY STATEMENT, BUT RATHER AN INFORMATION STATEMENT DESIGNED TO INFORM YOU OF THE AMENDMENTS TO OUR CERTIFICATE OF INCORPORATION.

The entire cost of furnishing this Information Statement will be borne by us. We will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this Information Statement to the beneficial owners of our common stock held of record by them.

INTERESTS OF CERTAIN PERSONS IN OR OPPOSITION TO MATTERS TO BE ACTED UPON

Except as disclosed elsewhere in this Information Statement, since January 1, 2007, being the commencement of the current fiscal year, none of the following persons has any substantial interest, direct or indirect, by security holdings or otherwise in any matter to be acted upon:

1. any director or officer of the Company;

2. any proposed nominee for election as a director of the Company; and

3. any associate or affiliate of any of the foregoing persons.

The shareholdings of our directors and officers are listed below in the section entitled “Security Ownership of Certain Beneficial Owners and Management”. To our knowledge, no director has advised that he or she intends to oppose any action described herein.

AUTHORIZATION BY THE BOARD OF DIRECTORS
AND THE MAJORITY SHAREHOLDERS

Under the New York Business Corporation Law and the Company’s Bylaws, any action that can be taken at an annual or special meeting of Shareholders may be taken without a meeting and without a vote, if the holders of outstanding stock having not less than the minimum number of votes that will be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted consent to such action in writing.   The approval of the Certificate of Amendment requires the affirmative vote or written consent of a majority of the issued and outstanding shares of Common Stock.

On the Record Date, the Company had 198,509,866 shares of Common Stock issued and outstanding with the holders thereof being entitled to cast one vote per share.

On June 29, 2007, our Board of Directors unanimously adopted resolutions approving the Certificate of Amendment and recommended that the Shareholders approve the Certificate of Amendment as set forth in Appendix A. In connection with the adoption of these resolutions, the Board of Directors elected to seek the written consent of the holders of a majority of our outstanding shares in order to reduce associated costs and implement the proposals in a timely manner.

Our Board of Directors has determined that the change of our name to “China Longyi Group International Holdings Limited” is in the best interest of our Shareholders. The Reverse Split will reduce the number of issued and outstanding shares of our Common Stock and effectively increase the number of authorized and unissued shares of our Common Stock available for future issuance.

CONSENTING SHAREHOLDERS

On August 8, 2007, the Majority Shareholders listed below consented in writing to the Certificate of Amendment. There were 198,509,866 shares of Common Stock issued and outstanding on the Record Date.

Name of Record Holder	Number of Shares Held of Record	Percent of Class
Beijing Qiang Long Real Estate Development Co. Ltd.	15,000,000	7.56%
Chinese Dragon Heritage Investment Management Limited	3,013,862	1.52%
Jolly Concept Management Limited	50,000,000	25.19%
China Cardinal Limited	10,000,000	5.04%
Trinity Creation Int’l Ltd.	26,000,000	13.10%
Total	104,013,862	52.41%

Accordingly, the Company has obtained all necessary corporate approvals in connection with the Certificate of Amendment. The Company is not seeking written consent from any other Shareholders, and the other Shareholders will not be given an opportunity to vote with respect to the actions described in this Information Statement. All necessary corporate approvals have been obtained. This Information Statement is furnished solely for the purposes of advising Shareholders of the action taken by written consent and giving Shareholders notice of such actions taken as required by the Exchange Act.

The Company will, when permissible following the expiration of the 20-day period mandated by Rule 14c and the provisions of the New York Business Corporation Law, file the Certificate of Amendment with the New York Secretary of State’s Office. The Certificate of Amendment will become effective upon such filing and we anticipate that such filing will occur approximately 20 days after this Information Statement is first mailed to the Shareholders.

DESCRIPTION OF THE COMPANY’S CAPITAL STOCK

We are presently authorized to issue 200,000,000 shares Common Stock, of which 198,509,866 shares were issued and outstanding as of the Record Date. We are not authorized to issue any classes of stock other than the Common Stock.

The holders of our Common Stock are entitled to equal dividends and distributions per share with respect to the Common Stock, when and if declared by the Board of Directors, from funds legally available therefore. No holder of any shares of our Common Stock has a preemptive right to subscribe for any of our securities, nor are any shares of Common Stock subject to redemption or convertible into other of our securities. Each share of Common Stock is entitled to one vote with respect to the election of any director or any other matter upon which Shareholders are required or permitted to vote.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
OWNERS AND MANAGEMENT

The following table sets forth information regarding beneficial ownership of the Common Stock as of the Record Date, (i) by each person who is known by us to beneficially own more than 5% of our Common Stock; (ii) by each of our officers and directors; and (iii) by all of our officers and directors as a group. Unless otherwise specified, the address of each of the persons set forth below is in c/o Minghua Group International Holdings Limited, 8/F East Area, Century Golden Resources Business Center, 69 Banjing Road, Haidian District, Beijing, People’s Republic of China 100089.

Title of Class	Name & Address of Beneficial Owner	Office, If Any	Amount & Nature of Beneficial Ownership(1)	Percent of Class(2)
Directors and Officers
Common Stock	Chang-de Li No. 95 Kangxi Road Ba Da Xia Industrial Development Zone Yanqing County, Beijing People’s Republic of China	Chairman	155,000,000(3)	54.29%
Common Stock	Jie Chen	CEO	0	*
Common Stock	Xinmin Pan	CFO	0	*
Common Stock	Hui Chen	Director	0	*
Common Stock	Li Hong Liang	Director	0	*
Common Stock	Yun Dong Luan	Director	0	*
Common Stock	All officers and directors as a group (1 person named above)	--	155,000,000(3)	54.29%
5% Securityholders
Common Stock	Beijing Qiang Long Real Estate Development Co. Ltd. No. 95 Kangxi Road Ba Da Xia Industrial Development Zone Yanqing County, Beijing People’s Republic of China		101,986,138(4)	35.72%
Common Stock	Jolly Concept Management Limited 19th Floor, Beverly House, Nos. 93-107 Lockhart Road, Wanchai, Hong Kong		50,000,000	25.19%
Common Stock	Yue Ke International Development, Limited Guangdong Bian Fang Building, 10th Floor Futian District, Shenzhen, 518033 People’s Republic of China		16,200,000	8.16%
Common Stock	Chuquan Li Guangdong Bian Fang Building, 10th Floor Futian District, Shenzhen, 518033 People’s Republic of China		16,200,000(5)	8.16%
Common Stock	Kingsrich Development Limited Sincere Insurance Building 4 - 6 Hennessey Road Wanchai, Hong Kong		14,600,000	7.35%
Common Stock	Li Guanglian Sincere Insurance Building 4 - 6 Hennessey Road Wanchai, Hong Kong		14,600,000(6)	7.35%
Common Stock	China Cardinal Limited Flat/Rm 708, 7th Floor Dunnies House 20 Luard Road Wanchai, Hong Kong		10,000,000	5.04%
Common Stock	Wang Wei Flat/Rm 708, 7th Floor Dunnies House 20 Luard Road Wanchai, Hong Kong		10,000,000(7)	5.04%
*Less than 1%

(1)
Beneficial Ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. For each Beneficial Owner above, any options exercisable within 60 days have been included in the denominator.

(2)	Based on 198,509,866 shares of Common Stock issued and outstanding as of the Record Date.

(3)
Includes 15,000,000 shares owned by Beijing Qiang Long Real Estate Development Co. Ltd., or Qiang Long, 3,013,862 shares owned by Chinese Dragon Heritage Investment Management Limited, 50,000,000 shares owned by Jolly Concept Management Limited and 86,986,138 shares (pre-Reverse Split) that the Company has agreed to issue to Qiang Long or its designee with fifteen (15) business days following the Reverse Split, which will be equal to 4,349,307 shares post-Reverse Split. Chang-de Li owns 100% of the equity interests of each of Beijing Qiang Long Real Estate Development Co., Ltd., Chinese Dragon Heritage Investment Management Limited and Jolly Concept Management Limited and exercises voting and investment power over the shares owned by each such entity.

(4)
Includes 15,000,000 shares owned by Qiang Long and 86,986,138 shares (pre-Reverse Split) that the Company has agreed to issue to Qiang Long or its designee with fifteen (15) business days following the Reverse Split, which will be equal to 4,349,307 shares post-Reverse Split.

(5)
Includes 16,200,000 shares owned by Yue Ke International Development Limited, or Yue Ke, of which Mr. Chuquan Li has controlling interests and exercises voting and investment power over the shares owned by Yue Ke.

(6)	Includes 14,600,000 shares owned by Kingsrich Development Limited, or Kingsrich. Li Guanglian has controlling interests and exercises voting and investment power over the shares owned by Kingsrich.

(7)	Includes 10,000,000 shares owned by China Cardinal Limited, or China Cardinal. Wang Wei has controlling interests and exercises voting and investment power over the shares owned by China Cardinal.

 AMENDMENT OF OUR CERTIFICATE OF INCORPORATION

On June 29, 2007, our Board of Directors approved, subject to receiving the approval of the holders of a majority of the Company’s outstanding capital stock, an amendment to our Certificate of Incorporation to (i) change our name to “China Longyi Group International Holdings Limited” and (ii) effect and implement the Reverse Split. The Majority Shareholders approved the name change and Reverse Split pursuant to a Written Consent dated as of August 8, 2007. The proposed Certificate of Amendment is attached hereto as Appendix A.

1.    Name Change

Our current Certificate of Incorporation states that the name of the Company is “Minghua Group International Holdings Limited.” Our Board of Directors unanimously approved, subject to Majority Shareholders approval, the Certificate of Amendment to change the name of our company from “Minghua Group International Holdings Limited,” to “China Longyi Group International Holdings Limited.”

Purposes for Name Change

The change of our name to “China Longyi Group International Holdings Limited” is in the best interest of Shareholders. Our current company name “Minghua Group International Holdings Limited” does not provide any particular marketing advantage to our business. After considering other possible names, our Board of Directors determined that “Longyi,” which means “Dragon Heritage” in Chinese provides a more memorable and marketable name for our customers and “dragon” is a well recognized symbol of power in Chinese culture.

2.    Adoption of 1-for-20 Reverse Stock Split

Our Board of Directors unanimously approved, subject to the Majority Shareholders approval, the 1-for-20 Reverse Split of our issued and outstanding Common Stock, which will be effectuated in conjunction with the adoption of the Certificate of Amendment. The Majority Shareholders also approved this action in the Written Consent.

The Reverse Split will reduce the number of issued and outstanding shares of our Common Stock and effectively increase the number of authorized and unissued shares of our Common Stock available for future issuance. The Reverse Split will become effective on the Effective Date, which occurs when the Certificate of Amendment is filed with the Secretary of State for the State of New York following the expiration of the 20-day period mandated by Rule 14c of the Exchange Act.

Purposes for Reverse Split

Qiang Long Contract

The Reverse Split has been adopted in order to facilitate and effectuate an agreement by the Company to issue 4,349,397 shares of our Common Stock post-Reverse Split to Qiang Long or its designee within fifteen (15) days following the Effective Date. We previously reported our entry into a contract, dated January 29, 2004, with Qiang Long (the “Qiang Long Contract”), under which, as amended and supplemented from time to time, Qiang Long is obligated to purchase 140,000,000 shares of our Common Stock (the “Shares”) at an aggregate purchase price of US$29,400,000, or $0.21 per Share, US$653,795 of which was paid to us as a performance bond at the signing of the Qiang Long Contract, another US$632,911 of which was paid to us in 2006 in exchange for 3,013,862 Shares, and the balance of US$28,113,294 (the “Final Installment”) of which was to be paid in full by June 30, 2007, for the remaining 136,986,138 Shares. On June 29, 2007, we entered into a letter agreement (the “Letter Agreement”), with Qiang Long, pursuant to which we acknowledged receipt of the Final Installment in cash from Qiang Long as fulfillment of Qiang Long’s investment obligation, and agreed to issue the remaining Shares to Qiang Long within fifteen (15) business days after the Effective Date. Unless the number of outstanding shares of our Common Stock is reduced by the Reverse Split, we will not have sufficient authorized stock to issue the shares to Qiang Long or its designee pursuant to the Letter Agreement.

In accordance with the Letter Agreement, we will issue 86,986,138 shares of our Common Stock, or 4,349,397 shares of our Common Stock post-Reverse Split to Qiang Long, or its designee, within fifteen (15) business days following the Effective Date. For more details regarding the Letter Agreement see Exhibit 10.1 to our current report on form 8-K filed on July 6, 2007.

Valuation of Common Stock

Another purpose of the Reverse Split is to increase the market price per share of our Common Stock. Unless the number of outstanding shares of Common Stock is reduced by the Reverse Split, the number of shares outstanding upon the issuance of additional shares will be so great that the per share value of the Company's stock will be very small. A low stock price can have the effect of reducing the liquidity of a corporation's stock and the Board of Directors believes that it will not be in the best interests of the corporation to have a very low per share stock price. The Board of Directors hopes that the Reverse Split will result in a higher per share market price of the Common Stock. In addition, the brokerage commissions on the purchase or sale of stock with a relatively low per share price generally tend to represent a higher percentage of the sales price than the commission charges on a stock with a relatively high per share price. The Board of Directors believes these issues are best addressed by increasing the value per share of the Common Stock, which we believe will occur as a result of the Reverse Split.

Effect of Reverse Split on Common Stock

The table below sets forth, as of the Record Date and as of the Effective Date the following information both before and after the proposed Reverse Split (subject to slight adjustments resulting from the rounding of fractional shares):

•	the number of issued and outstanding shares of Common Stock;
•	the number of authorized and reserved shares of Common Stock;
•	the number of authorized but unissued and unreserved shares of Common Stock.

CAPITALIZATION STRUCTURE OF THE COMPANY AT VARIOUS TIMES

	Capital Structure Pre-Reverse Split (As of Record Date)	Capital Structure Post-Reverse Split (On Effective Date)
Issued and outstanding shares of Common Stock	198,509,866	9,925,493
Authorized and reserved shares of Common Stock	0	0
Authorized but unissued and unreserved shares of Common Stock	1,490,134	190,074,507

As shown in the table above, the Reverse Split of the outstanding shares of our Common Stock will reduce the number of issued and outstanding shares of our Common Stock and effectively increase the number of authorized and unissued shares of our Common Stock available for future issuance.

On the Effective Date, twenty (20) shares of our Common Stock will automatically be combined and changed into one (1) share of Common Stock. No additional action on our part or any Shareholder will be required in order to effect the Reverse Split. Certificates that represent pre-Reverse Split shares will automatically, and without any action on the part of any person, represent approximately one-twentieth (1/20) of such pre-Reverse Split shares following the Effective Date.

No fractional shares of post-Reverse Split Common Stock will be issued to any stockholder. Accordingly, Stockholders of record who would otherwise be entitled to receive fractional shares of post-Reverse Split Common Stock, will, upon surrender of their certificates representing shares of pre-Reverse Split Common Stock, receive, if they hold a fractional share equal to one-half or more, a full share of our Common Stock, and if they hold a fractional share equal to less than one-half of a share of our Common Stock, then that fractional share will be cancelled.

We will obtain a new CUSIP number for our Common Stock at the time of the Reverse Split. Following the effectiveness of the Reverse Split, every twenty (20) shares of Common Stock presently outstanding, without any action on the part of the shareholder, will represent one share of Common Stock. Subject to the provisions for elimination of fractional shares, as described above, consummation of the Reverse Split will not result in a change in the relative equity position or voting power of the holders of Common Stock.

There are no arrears in dividends or defaults in principal or interest in respect to the securities which are to be exchanged.

Potential Anti-takeover Effect

Release No. 34-15230 of the staff of the SEC requires disclosure and discussion of the effects of any shareholder proposal that may be used as an anti-takeover device. However, the purpose of the Reverse Split is to raise the per share price of the Common Stock and not to construct or enable any anti-takeover defense or mechanism on behalf of the Company. Although the increased proportion of unissued authorized shares to issued shares could, under certain circumstances, have an anti-takeover effect, the Reverse Split proposal is not being undertaken in response to any effort of which the Board of Directors is aware to accumulate shares of the Common Stock or obtain control of the Company. Other than the Reverse Split, the Board of Directors does not currently contemplate the adoption of any other amendments to the Certificate of Incorporation that could be construed to affect the ability of third parties to take over or change the control of the Company. While it is possible that management could use the additional shares to resist or frustrate a third-party transaction providing an above-market premium that is favored by a majority of the independent stockholders, the Company currently has no plans or proposals to adopt other provisions or enter into other arrangements that many have anti-takeover ramifications.

According to our Certificate of Incorporation, the holders of our Common Stock are not entitled to preemptive rights with respect to the issuance of additional shares of Common Stock or securities convertible into or exercisable for Common Stock, which makes it more difficult for or preventing a third party from acquiring control of the Company or changing its Board of Directors and management.

Federal Income Tax Consequences of the Reverse Split

The combination of twenty (20) shares of pre-Reverse Split Common Stock into one share of post-Reverse Split Common Stock should be a tax-free transaction under the Internal Revenue Code of 1986, as amended, and the holding period and tax basis of the pre-Reverse Split Common Stock will be transferred to the post-Reverse Split Common Stock.

This discussion should not be considered as tax or investment advice, and the tax consequences of the Reverse Split may not be the same for all shareholders. Shareholders should consult their own tax advisors to know their individual Federal, state, local and foreign tax consequences.

DISSENTER’S RIGHTS

Under New York law, holders of our Common Stock are not entitled to dissenter’s rights of appraisal with respect to our proposed amendments to our Certificate of Incorporation.

CHANGES TO OUR BUSINESS AND CHANGE OF CONTROL

Our current Chairman, Mr. Chang-de Li, will remain in control of our business since he is the beneficial owner of 54.3% of our Common Stock.

FINANCIAL AND OTHER INFORMATION

For more detailed information on the Company, including financial statements, and other information about the business and operations of the Company, you may refer to our Annual Report on Form 10-KSB filed on April 16, 2007, our Quarterly Report on Form 10-QSB filed on August 17, 2007 and other periodic filings made with the SEC from time to time. Copies of these documents are available on the SEC’s EDGAR database at www.sec.gov and a copies of which may be obtained by writing our secretary at the address specified above.

APPENDIX A

CERTIFICATE OF AMENDMENT
OF THE CERTIFICATE OF INCORPORATION
OF
MINGHUA GROUP INTERNATIONAL HOLDINGS LIMITED
Under Section 805 of the New York Business Corporation Law

The undersigned, for the purpose of filing this Certificate of Amendment of Certificate of Incorporation of the above corporation, hereby certifies:

1.
The name of the corporation is MINGHUA GROUP INTERNATIONAL HOLDINGS LIMITED (hereinafter referred to as the “Corporation”). The name under which the Corporation was originally formed is United Network Technologies, Inc.

2.	The Certificate of Incorporation of the Corporation was filed in the office of the Department of State on February 29, 1996.

3.
The amendment of the Certificate of Incorporation of the Corporation effected by this Certificate of Amendment is to change the name of the Corporation, and to effect a reclassification of the Company’s outstanding Common Stock.

4.
To accomplish the foregoing amendments, Articles FIRST, relating to the name of the Corporation, and FOURTH, relating to the aggregate number of shares which the corporation is authorized to issue, the par value thereof, and the classes into which the shares are divided, of the Certificate of Incorporation of the Corporation are hereby amended to as follows:

Article FIRST is hereby amended to read in its entirety as follows:

“FIRST: The name of the Corporation (hereinafter called the “Corporation”) is China Longyi Group International Holdings Limited.”

Article FOURTH is hereby amended by adding a new paragraph at the end of Article FOURTH as follows:

(d)
Upon the filing of this Certificate of Amendment of the Certificate of Incorporation of the Corporation with the New York Department of State on October ___, 2007 (the “2007 Effective Date”), each twenty (20) shares of Common Stock, $.01 par value, issued and outstanding on June 29, 2007, was reclassified (the “Reclassification”) and changed into one (1) share of Common Stock, $.01 par value, with no fractional shares being issued as a result of the Reclassification and with the Corporation issuing to any shareholder who otherwise would have been entitled to receive a fractional share as a result of the Reclassification an additional full share of Common Stock.

5.
The foregoing amendments of the Certificate of Incorporation of the Corporation were duly authorized by (i) the Board of Directors of the Corporation and (ii) the written consent of a majority of the shareholders of the Corporation entitled to vote thereon at a meeting of said shareholders duly called and held for such purpose.

IN WITNESS WHEREOF, the Corporation has caused this instrument to be signed and subscribed in its name this ___ day of October, and the statements contained herein are affirmed as true under the penalties of perjury.

Jie Chen
Chief Executive Officer